Grant Park Fund

Class A, B, Legacy 1, Global 1 and Global 3 Units

Monthly Performance Report • November 2012



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: November 2012

Currencies: The euro surged against counterpart currencies as Eurozone officials agreed upon an expanded bailout package for Greece. The Japanese yen fell throughout the month after the Bank of Japan hinted that it would pursue an expansionary monetary policy following the elections for Prime Minister. Positive industrial production data out of China put pressure on demand for safe-haven assets, including downward pressure on the yen.

Energy: Natural gas markets fell sharply near the month's end because of uncommonly warm weather in the U.S. Crude oil markets ended the month up as bullish economic data out of the U.S. and news of a new bailout plan for Greece quelled weak demand forecasts. The tension in the Middle East surrounding the Israeli-Hamas conflict caused prices to rise as speculators believed violence in the region would hinder production.

Equities: Global equity markets rallied in November, propelled by optimism stemming from positive U.S. economic data, strong European confidence data, and better-than-expected industrial production in China.

Fixed Income: Global fixed-income markets finished the month higher as intramonth concerns regarding the unresolved U.S. debt crisis increased demand for less risky assets. Despite finishing higher, debt markets fell sharply from mid-month highs as demand for safe-haven assets decreased because of an improved outlook for the Eurozone and China.

Grains/Foods: Corn and soybean prices fell following reports of higher-than-expected crop yields. Cocoa prices rose sharply throughout the month because of continued political instability in the Ivory Coast, as well as dry weather conditions in Ghana. Sugar prices fell because of lower global demand and increased supplies.

Metals: Gold prices fluctuated throughout the month in reaction to several global economic situations. The gold markets ended the month modestly lower as U.S. dollar strength weighed on demand for inflation-hedging assets. Copper prices ended the month higher as optimistic economic data around the world prompted bullish demand forecasts.

A Units (Closed to New Investment)

2000	2001	2002	2003	2004	2005	2006	2007
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%		**-6.6%**

B Units (Closed to New Investment)

2003	2004	2005	2006	2007
7.7%	-8.4%	-4.3%	8.3%	11.8%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%		**-7.2%**

Legacy 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.7%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	**-3.4%**
2010	-7.8%	0.8%	4.2%	1.8%	-3.5%	0.0%	-1.5%	2.9%	3.2%	4.4%	-2.3%	4.7%	**6.1%**
2011	-0.4%	2.4%	-2.2%	3.8%	-6.6%	-3.6%	3.2%	-1.6%	-1.5%	-4.3%	-0.4%	0.1%	**-11.0%**
2012	0.2%	1.0%	-2.0%	0.2%	6.2%	-4.6%	3.7%	-1.1%	-1.9%	-5.5%	-0.4%		**-4.6%**

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.2%	-3.2%	3.8%	-4.2%	**-4.3%**
2010	-7.8%	0.7%	3.7%	1.5%	-2.2%	0.3%	-2.5%	2.7%	2.0%	3.7%	-2.1%	3.6%	**2.9%**
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%	3.9%	-1.2%	-1.8%	-5.4%	-0.4%		**-4.0%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%		**-5.8%**

A, B and Legacy Units

Trading Performance by Sector


4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
November
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
23%	11%	30%	24%	7%	5%

Sector Positions at Month-End


12/11
01/12
02/12
03/12
04/12
05/12
06/12
07/12
08/12
09/12
10/12
11/12
0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Currencies
Energy
Equity Indices
Fixed Income
Grains/Foods
Metals
L - Long Positions
S - Short Positions

Global Units

Trading Performance by Sector


4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
November
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
23%	11%	30%	24%	7%	5%

Sector Positions at Month-End


12/11
01/12
02/12
03/12
04/12
05/12
06/12
07/12
08/12
09/12
10/12
11/12
0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Currencies
Energy
Equity Indices
Fixed Income
Grains/Foods
Metals
L - Long Positions
S - Short Positions

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	1	1	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	5.58%	4.91%	7.42%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - November 2012	
Total Fund Assets (A,B, Legacy, Global)	$646M
12-Month Return	-6.7%
Average 12-Month Return	16.8%
36-Month Cumulative Return	-18.1%
60-Month Cumulative Return	-7.0%
Compounded Annualized ROR	12.2%
3-Year Compounded Annualized ROR	-6.4%
5-Year Compounded Annualized ROR	-1.4%
10-Year Compounded Annualized ROR	2.5%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (1/09 - 4/12)	-22.9%
Average 1-month Gain	6.5%
Average 1-month Loss	-4.2%
# of Winning Months	147
# of Losing Months	140

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] October 2002 - September 2012		
⬆⬇	Moved in Opposite Directions	46%
⬆⬆	Positive Results for Both	33%
⬇⬇	Negative Results for Both	21%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.